UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Embarcadero Center, Suite 410, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 14, 2018. There were present in person or by proxy at said Meeting shareholders voting 5,438,977 shares that represent 95.25% of the 5,710,154 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)	Voted on the Election of Directors as follows:

Nominee	For	Withheld	Broker Non-Vote
Ernest A. Bates, M.D.	2,424,247	744,659	2,270,071
Daniel G. Kelly, Jr.	2,376,641	792,265	2,270,071
David A. Larson, M.D.	2,573,498	595,408	2,270,071
Sandra A.J. Lawrence	2,983,858	185,048	2,270,071
S. Mert Ozyurek	2,412,121	756,785	2,270,071
John F. Ruffle	2,428,774	740,132	2,270,071
Raymond C. Stachowiak	2,566,195	602,711	2,270,071
Stanley S. Trotman, Jr.	2,429,047	739,859	2,270,071

All eight individuals were elected to serve on the Board of Directors for the following year.

2)	Voted on our Executive Compensation. There were 2,802,021votes for, 358,088 votes against, 8,797 votes abstained, and 2,270,071 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Meeting.

3)	Voted on the Ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 4,713,878 votes for, 723,618 votes against, 1,481 votes abstained, and 0 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services

Date:	June 18, 2018	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO